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                                                                   Exhibit 10(c)

1701 Market Street                                Morgan, Lewis
Philadelphia, PA 19103-2921                        & Bockius LLP
215-963-5000                                      Counselors At Law
Fax: 215-963-5299


November 30, 1998

Board of Trustees
The Penn Mutual Life Insurance Company
Philadelphia, PA 19172


Re: Penn Mutual Variable Annuity Account III (the "Separate Account") Registration Statement on Form N-4 File No. 333-62811 File No.
     811-03457
     ------------------------------------------------------------------------


Dear Ladies and Gentlemen:

We hereby consent to the reference of our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Pre-Effective Amendment No. 1 to the above referenced Registration Statement on Form N-4 under the Securities Act of 1933 on behalf of the Separate Account and as Amendment No. 23 to the Separate Account's Registration Statement under the Investment Company Act of 1940. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.
Very truly yours,


/s/ Morgan, Lewis & Bockius LLP
-------------------------------
Morgan, Lewis & Bockius LLP